EXHIBIT 10.2
AMENDMENT TO
FRANCHISE AGREEMENT


THIS AMENDMENT TO FRANCHISE AGREEMENT (hereinafter referred to as
"Amendment") is made and entered into this 16th  day of July   ,
1996,

     BY AND BETWEEN                STERLING HOUSE CORPORATION,
                                   a Kansas corporation,
                                   hereinafter referred to as

                                   "Company,"


     AND                   Colorado Springs Assisted Living, L.L.C.
                          hereinafter referred to as

                          "Franchisee."

W I T N E S S E T H:


     WHEREAS, Company and Franchisee are parties to a certain Franchise Agreement dated the 16th day of July, 1996 (hereinafter referred to as "Franchise Agreement"), whereby Franchisee is granted the license to operate a "Sterling House" assisted living Residence (hereinafter referred to as the "Residence"); and

     WHEREAS, the parties desire to amend the Franchise Agreement in order to reflect the results of their previous negotiations regarding their respective rights, duties and responsibilities under said Franchise Agreement as reflected in a certain letter agreement dated February 3, 1996.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto do hereby agree as follows:

     1.     Amendment No. 1.  ARTICLE XII of the Franchise
Agreement is hereby amended, modified and supplemented to include the following:

In the event Company shall disapprove any reasonably qualified purchaser of the Residence to whom Franchisee intends to sell such Residence, Company, upon notice from Franchisee, shall execute its right of first refusal and shall then purchase the Residence in the manner set forth in Section 12.08.

2. Amendment No. 2. Section 7.02 of the Franchise Agreement is hereby amended, modified and supplemented to include the following:

Robert A. Brooks does hereby agree to be subject to the terms and conditions of this Section 7.02 and accordingly shall not divulge any Confidential Information to any passive (i.e., someone who does not have substantial involvement in the day-to-day management of the business operations or development activities of Franchisee) investor of Franchisee, it being understood that in consideration for such undertaking, no such passive investor shall be required to execute any manner of non-competition agreement, including any that might otherwise be required under Subsection 12.04(X).

3. Amendment No. 3. Section 7.04 of the Franchise Agreement is hereby amended, modified and altered to read as follows:

7.04  Non-Competition covenant.   During the term of this Agreement
and any extension thereof, as the case may be, Franchisee, Robert
A. Brooks, or any spouse or unemancipated child of Robert A.
Brooks, shall not have any interest as an owner, investor, partner, lender, director, officer, manager, member, employee, consultant, representative, or agent, or in any other similar material capacity shall not directly or indirectly enter into the employ, or work in concert with or serve as consultant for, any person, partnership, corporation, limited liability company, association, organization or other entity engaged in the operation of any facility providing assisted living services for the elderly (hereinafter referred to as a "Competitive Business") and which is located within a radius of twenty-five (25) miles from any Residence (operated wherever by whomsoever) then open or under construction or under lease or purchase commitment for future construction. Further, for a period of two (2) years after the termination or non-renewal of this Agreement, Franchisee, Robert A. Brooks, or any spouse or unemancipated child of Robert A. Brooks, shall not have any interest as an owner, investor, partner, lender, director, officer, manager, member, employee, consultant, representative, or agent, or in any other similar material capacity shall not directly or indirectly enter into the employ, or work in concert with or serve as consultant for, any person, partnership, corporation, association, organization or other entity engaged in the operation of any other business or commercial enterprise engaged in a Competitive Business and which has in operation or is planning to open a business or commercial enter-prise within a radius of twenty-five (25) miles from any Residence (operated wherever by whomsoever) then in operation, under construction, or under lease or purchase commitment on the effective date of termination or expiration. Provided, the ownership of a class of securities listed on a stock exchange or traded on the over-the-counter market that represents five percent (5%) or less of the number of shares of such class of securities then issued and outstanding shall not constitute a violation of this Section 7.04.

4. Other Provisions. All other terms and conditions contained in the Franchise Agreement shall remain unchanged and nothing contained herein shall otherwise effect the rights and obligations of the parties hereto under the Franchise Agreement. Provided, to the extent that any inconsistency exists between this Amendment and the Franchise Agreement, this Amendment shall control.

5. Modification. This constitutes the entire agreement of the parties, and no additions, modifications or amendments may be made hereto, except in writing and signed by all parties to this Amendment.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Kansas.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

ATTEST:                           STERLING HOUSE CORPORATION


                                    By  Steven L. Vick, President


                                    By  R Gail Knott, Secretary
                                        "Company"



                                   COLORADO SPRINGS
                                   ASSISTED LIVING, L.L.C.

                             By  Robert A. Brooks, Managing Member

                                     "Franchisee"